Exhibit 99.1

Contact:     Paul Wirth, 610-774-5532

PPL Signs Long-Term Contract for Eastern Coal Supply

ALLENTOWN, Pa. (Aug. 16, 2006) -- Taking a major step to enhance its fuel supply stability well into the future, PPL has signed a long-term agreement with one of the country’s largest coal producers, CONSOL Energy of Pittsburgh.
“This agreement provides greater certainty in our coal supply outlook for our Pennsylvania power plants,” said Joe Hopf, president of PPL EnergyPlus. “The actions we are taking to enter into energy sales contracts for 2010, 2011 and 2012 at current forward prices, along with these types of longer-term fuel supply arrangements, are expected to result in margins that are at or above the assumptions included in PPL’s long-term outlook.”
The contract will provide more than one-third of PPL’s projected coal needs for its Pennsylvania power plants for 2008 through 2018, he said.
CONSOL’s large mines in northern West Virginia and southwestern Pennsylvania will provide the coal. Receiving a significant portion of the coal supply for its Pennsylvania power plants from this region will enable PPL to make even more cost-effective use of its fleet of 1,250 rail hopper cars.
Coal supplied under this contract will fuel PPL’s Montour power plant in north central Pennsylvania and Brunner Island power plant near York, Pa. Environmental controls under construction at these plants are expected to remove nearly all of the sulfur dioxide from emissions and provide the additional benefit of reduced mercury emissions.
The scrubbers at Montour are expected to be in service in 2008, and the scrubbers at Brunner Island are expected to be in service in 2008 and 2009.
“PPL’s decision to install scrubbers at Montour and Brunner Island has many environmental and business benefits,” Hopf said. “One of the benefits of the scrubbers is to allow PPL to more cost-effectively manage its coal supply based on sulfur content and, at the same time, reduce sulfur dioxide emissions from its power plants.”
PPL Corporation (NYSE: PPL), headquartered in Allentown, Pa., controls about 11,500 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 5 million customers in Pennsylvania, the United Kingdom and Latin America. More information is available at www.pplweb.com.

Statements contained in this news release, including statements with respect to future energy margins and sales, fuel supply and environmental capital expenditures, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy and fuel; weather conditions affecting generation production, customer energy usage and operating costs; competition in retail and wholesale power markets; liquidity of wholesale power markets; operation and availability of existing generation facilities; current and future environmental conditions and requirements and the related costs of compliance, including emission allowance and other expenses; significant delays in the planned installation of pollution control equipment at certain coal-fired generating units in Pennsylvania because of weather conditions, contractor performance or other reasons; performance by counterparties of their obligations under PPL Corporation’s energy sales and fuel supply agreements; any impact of hurricanes or other severe weather on PPL Corporation’s business, including any impact on fuel prices; and legislative and regulatory developments. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.